-----------------------------------------------------------------------------
                    SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549
                    ----------------------------------
                               FORM S-8
                        REGISTRATION STATEMENT
                                 UNDER
                       THE SECURITIES ACT OF 1933
                    ----------------------------------
                         LUMISYS INCORPORATED
          (Exact name of registrant as specified in its charter)
Delaware                                                         77-0133232
(State of Incorporation)                 (I.R.S. Employer Identification No.)
                    ----------------------------------
                          225 Humboldt Court
                          Sunnyvale, CA 94089
                            (408) 733-6565
                 (Address of  principal executive offices)
                    ----------------------------------
                         1995 STOCK OPTION PLAN
             1995 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN
                        (Full title of the plans)
                    ----------------------------------
                              Dean MacIntosh
                         Chief Financial Officer
                          Lumisys Incorporated
                           225 Humboldt Court
                           Sunnyvale, CA 94089
                             (408) 733-6565
(Name, address, including zip code, and telephone number, including area code, of agent for service)
                    ----------------------------------
                                Copies to:
                          Andrei M. Manoliu, Esq.
                           Brett D. White, Esq.
                            Cooley Godward LLP
                           Five Palo Alto Square
                            3000 El Camino Real
                          Palo Alto, CA 94306-2155
                               (650) 843-5000
                    ----------------------------------
                      CALCULATION OF REGISTRATION FEE
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                                                      Proposed
    Title of                        Proposed          Maximum
   Securities         Amount        Maximum           Aggregate    Amount of
     to be            to be         Offering          Offering   Registration
   Registered       Registered  Price Per Share (1)	Price (1)       Fee
-----------------   ----------  ------------------- ------------- -----------
   Common Stock
($.001 par value)    650,000      $2.875 - $3.375   $1,906,250.00   $529.94
-----------------------------------------------------------------------------
(1)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and (h)(1) under the Securities Act of 1933, as amended (the "Act"). The offering price per share and aggregate offering price for shares issuable to unissued stock options are based upon the average of the high and low prices of Registrant's Common Stock as reported on the Nasdaq National Market System on August 23, 1999. The offering price per share and aggregate offering price for shares issuable to outstanding stock options are based upon the exercise prices of such options. The following chart illustrates the calculation of the registration fee:
                                                 Offering     Aggregate
                                      Number of  Price Per    Offering
        Title of Shares                 Shares     Share        Price
------------------------------------  ---------  --------  --------------
Shares issuable pursuant to unissued
stock options pursuant to the 1995
Employee Stock Option Plan             350,000    $2.875    $1,006,250.00
Shares issuable pursuant to
outstanding stock options pursuant to
the 1995 Non-Employee Directors Plan    75,000    $3.375    $  253,125.00
Shares issuable pursuant to unissued
stock options pursuant to the 1995
Non-Employee Directors Plan            225,000    $2.87     $  646,875.00
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                 INCORPORATION BY REFERENCE OF CONTENTS OF
         REGISTRATION STATEMENTS ON FORM S-8 REGISTRATION NO. 333-73019,
                      NO. 333-30117 AND NO. 33-80253


The contents of Registration Statements on Form S-8 Registration No. 333-73019, filed with the Securities and Exchange Commission ("SEC") on February 26, 1999, Registration No. 333-30117, filed with the SEC on June 27, 1997, and Registration No. 33-80253, filed with the SEC on December 11, 1995, are incorporated by reference herein.

                                  EXHIBITS
Exhibit
Number
-------
5.1      Opinion of Cooley Godward LLP
23.1     Consent of independent accountants
23.2 Consent of Cooley Godward llp is contained in Exhibit 5.1 to this Registration Statement
24       Power of Attorney is contained on the signature page
99.1     1995 Stock Option Plan, as amended
99.2     1995 Non-Employee Directors' Stock Option Plan, as amended

                                SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on August 24, 1999.


                                              LUMISYS INCORPORATED



                                              By:/s/ Phillip Berman
                                              Phillip Berman
                                              Chief Executive Officer and
                                              President


                         POWER OF ATTORNEY


KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Phillip Berman and Dean MacIntosh, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                               Title                       Date
-------------------------  -----------------------------     ----------------
/s/ Phillip Berman          Chief Executive Officer,          August 24 1999
-------------------         President and Director
Phillip Berman              (Principal Executive Officer)


/s/ Dean MacIntosh          Chief Financial Officer           August 24, 1999
------------------          (Principal Financial Officer
Dean MacIntosh              and Principal Accounting Officer)


                            Director                          August __, 1999
--------------------
Daniel Burstein


/s/Douglas G. DeVivo        Director                          August 24, 1999
------------------------
Douglas G. DeVivo, Ph.D.


/s/Robert Gallagher         Director                          August 24, 1999
-------------------
Robert Gallagher



/s/Albert Greene            Director                         August __, 1999
-----------------
Albert Greene


/s/Craig Klosterman         Director                        August 24, 1999
-------------------
Craig Klosterman



/s/C. Richard Kramlich      Director                        August __, 1999
----------------------
C. Richard Kramlich


/s/Bala Manian              Director                        August __, 1999
------------------
Bala Manian, Ph.D.





                                   EXHIBIT INDEX


Exhibit
Number                   Description
------- ---------------------------------------------------------------------
5.1     Opinion of Cooley Godward LLP
23.1    Consent of independent accountants
23.2 Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement
24      Power of Attorney is contained on the signature page
99.1    1995 Stock Option Plan, as amended
99.2    1995 Non-Employee Directors' Stock Option Plan, as amended


                                                                Exhibit 5.1

August 24, 1999

Lumisys Incorporated
225 Humboldt Court
Sunnyvale, California 94089

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by Lumisys Incorporated (the "Company") of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission covering the offering of up to 350,000 shares of the Company's Common Stock, $.001 par value (the "1995 Plan Shares"), pursuant to its 1995 Stock Option Plan, as amended (the "1995 Plan"), and up to 300,000 shares of the Company's Common Stock, $.001 par value (the "Directors' Plan Shares"), pursuant to its 1995 Non-Employee Directors' Stock Option Plan, as amended (the "Directors' Plan"). The 1995 Plan Shares and Directors' Plan Shares are referred to herein as the "Shares" and the 1995 Plan and Directors' Plan are referred to herein as the "Plans."

In connection with this opinion, we have examined the Registration Statement and related Prospectuses, your Certificate of Incorporation and Bylaws, as amended, and such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with their respective Plans, the Registration Statement and related Prospectuses, will be validly issued, fully paid, and nonassessable (except as to shares issued pursuant to certain deferred payment arrangements, which will be fully paid and nonassessable when such deferred payments are made in full).

We consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

Cooley Godward llp



By:  /s/ Andrei M. Manoliu
   ---------------------------
         Andrei M. Manoliu

                                Exhibit 23.1

                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 28, 1999 relating to the financial statements which appear in Lumisys Inc.'s 1998 Annual Report on Form 10-K for the year ended December 31, 1998.

/s/ PricewaterhouseCoopers LLP


San Jose, California
August 24, 1999


                             Exhibit 99.1


                          LUMISYS INCORPORATED
                         1995 STOCK OPTION PLAN
         Adopted by the Board Of Directors on September 12, 1995
            Approved by the Stockholders on October 11, 1995
                 Amended by the Board on March 5, 1998
               Approved by the Stockholders on June 9, 1998
                  Amended by the Board on March 18, 1999
               Approved by the Stockholders on June 17, 1999

1.  Purposes.

(a) The purpose of the Plan is to provide a means by which selected Employees and Directors of and Consultants to the Company, and its Affiliates, may be given an opportunity to purchase stock of the Company.
(b) The Company, by means of the Plan, seeks to retain the services of persons who are now Employees or Directors of or Consultants to the Company or its Affiliates, to secure and retain the services of new Employees, Directors and Consultants, and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.
(c) The Company intends that the Options issued under the Plan shall, in the discretion of the Board or any Committee to which responsibility for administration of the Plan has been delegated pursuant to subsection 3(c), be either Incentive Stock Options or Nonstatutory Stock Options. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and in such form as issued pursuant to Section 6, and a separate certificate or certificates will be issued for shares purchased on exercise of each type of Option.

2.  Definitions.

(a) "Affiliate" means any parent corporation or subsidiary corporation, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f) respectively, of the Code.
(b)  "Board" means the Board of Directors of the Company.
(c)  "Code" means the Internal Revenue Code of 1986, as amended.
(d) "Committee" means a Committee appointed by the Board in accordance with subsection 3(c) of the Plan.
(e)  "Company" means Lumisys Incorporated, a Delaware corporation.
(f) "Consultant" means any person, including an advisor, engaged by the Company or an Affiliate to render consulting services and who is compensated for such services, provided that the term "Consultant" shall not include Directors who are paid only a director's fee by the Company or who are not compensated by the Company for their services as Directors.
(g) "Continuous Status as an Employee, Director or Consultant" means the employment or relationship as a Director or Consultant is not interrupted or terminated. The Board, in its sole discretion, may determine whether Continuous Status as an Employee, Director or Consultant shall be considered interrupted in the case of: (i) any leave of absence approved by the Board, including sick leave, military leave, or any other personal leave; or (ii) transfers between locations of the Company or between the Company, Affiliates or their successors.
(h)  "Covered Employee" means the chief executive officer and the four
(4) other highest compensated officers of the Company for whom total compensation is required to be reported to stockholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.
(i)  "Director" means a member of the Board.
(j) "Employee" means any person, including Officers and Directors, employed by the Company or any Affiliate of the Company. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.
(k) "Exchange Act" means the Securities Exchange Act of 1934, as amended.
(l) "Fair Market Value" means as of any date, the value of the Common Stock of the Company determined as follows:
    (1) If the common stock is listed on any established stock exchange or a national market system, including without limitation the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation ("Nasdaq") System, the Fair Market Value of a share of common stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in common stock) on the last market trading day prior to the day of determination, as reported in the Wall Street Journal or such other source as the Board deems reliable;
    (2) If the common stock is quoted on the Nasdaq System (but not on the National Market System thereof) or is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a share of common stock shall be the mean between the bid and asked prices for the common stock on the last market trading day prior to the day of determination, as reported in the Wall Street Journal or such other source as the Board deems reliable;
    (3)In the absence of an established market for the common stock, the Fair Market Value shall be determined in good faith by the Board.
(m) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.
(n) "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.
(o) "Non-Employee Director" means a Director who either (i) is not a current Employee or Officer of the Company or its parent or subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or subsidiary for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act ("Regulation S-K")), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K; or (ii) is otherwise considered a "non-employee director" for purposes of Rule 16b-3.
(p) "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
(q)  "Option" means a stock option granted pursuant to the Plan.
(r) "Option Agreement" means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.
(s) "Optionee" means an Employee, Director or Consultant who holds an outstanding Option.
(t) "Outside Director" means a Director who either (i) is not a current employee of the Company or an "affiliated corporation" (within the meaning of the Treasury regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an "affiliated corporation" receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an "affiliated corporation" at any time, and is not currently receiving compensation for personal services in any capacity other than as a Director, or (ii) is otherwise considered an "outside director" for purposes of Section 162(m) of the Code.
(u)  "Plan" means this Lumisys Incorporated 1995 Stock Option Plan.
(v) "Rule 16b-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.
(w)  "Securities Act" means the Securities Act of 1933, as amended.

Administration.

(a) The Plan shall be administered by the Board unless and until the Board delegates administration to a Committee, as provided in subsection 3(c).
(b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:
    (1) To determine from time to time which of the persons eligible under the Plan shall be granted Options; when and how each Option shall be granted; whether an Option will be an Incentive Stock Option or a Nonstatutory Stock Option; the provisions of each Option granted (which need not be identical), including the time or times such Option may be exercised in whole or in part; and the number of shares for which an Option shall be granted to each such person.
    (2) To construe and interpret the Plan and Options granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Option Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.
    (3)  To amend the Plan or an Option as provided in Section 11.
    (4) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company.
(c) The Board may delegate administration of the Plan to a committee composed of not fewer than two (2) members (the "Committee"), all of the members of which Committee may be Non-Employee Directors and/or Outside Directors. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board (and references in this Plan to the Board shall thereafter be to the Committee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. Notwithstanding anything in this Section 3 to the contrary, the Board or the Committee may delegate to a committee of one or more members of the Board the authority to grant Options to eligible persons who (1) are not then subject to Section 16 of the Exchange Act and/or
(2) are either (i) not Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Option, or (ii) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code.

Shares Subject to the Plan.

(a) Subject to the provisions of Section 10 relating to adjustments upon changes in stock, the stock that may be sold pursuant to Options shall not exceed in the aggregate One Million Two Hundred Fifty Thousand (1,250,000) shares of the Company's common stock. If any Option shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the stock not purchased under such Option shall revert to and again become available for issuance under the Plan.
(b) The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

5.  Eligibility.

(a) Incentive Stock Options may be granted only to Employees. Nonstatutory Stock Options may be granted only to Employees, Directors or Consultants.
(b) No person shall be eligible for the grant of an Incentive Stock Option if, at the time of grant, such person owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates unless the exercise price of such Incentive Stock Option is at least one hundred ten percent (110%) of the Fair Market Value of such stock at the date of grant and the Incentive Stock Option is not exercisable after the expiration of five
(5) years from the date of grant.
(c) Subject to the provisions of Section 10 relating to adjustments upon changes in stock, no person shall be eligible to be granted Options covering more than Five Hundred Thousand (500,000) shares of the Company's common stock in any calendar year.

 Option Provisions.

Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:
(a)  Term.  No Option shall be exercisable after the expiration of ten
(10) years from the date it was granted.
(b) Price. The exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the stock subject to the Option on the date the Option is granted. The exercise price of each Nonstatutory Stock Option shall be not less than eighty-five percent (85%) of the Fair Market Value of the stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or Nonstatutory Stock Option) may be granted with an option exercise price lower than set forth above if such option is granted pursuant to an assumption or substitution for another option in a manner qualifying with the provisions of Section 424(a) of the Code.
(c) Consideration. The purchase price of stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the Option is exercised, or
(ii) at the discretion of the Board or the Committee, at the time of the grant of the Option, (A) by delivery to the Company of other common stock of the Company, (B) according to a deferred payment or other arrangement (which may include, without limiting the generality of the foregoing, the use of other common stock of the Company) with the person to whom the Option is granted or to whom the Option is transferred pursuant to subsection 6(d), or (C) in any other form of legal consideration that may be acceptable to the Board. In the case of any deferred payment arrangement, interest shall be payable at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement.
(d) Transferability. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom the Incentive Stock Option is granted only by such person. A Nonstatutory Stock Option may be transferred to the extent provided in the Option Agreement; provided that if the Option Agreement does not expressly permit the transfer of a Nonstatutory Stock Option, the Nonstatutory Stock Option shall not be transferable except by will or by the laws of descent and distribution. The person to whom the Option is granted may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionee, shall thereafter be entitled to exercise the Option.
(e) Vesting. The total number of shares of stock subject to an Option may, but need not, be allotted in periodic installments (which may, but need not, be equal). The Option Agreement may provide that from time to time during each of such installment periods, the Option may become exercisable ("vest") with respect to some or all of the shares allotted to that period, and may be exercised with respect to some or all of the shares allotted to such period and/or any prior period as to which the Option became vested but was not fully exercised. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The provisions of this subsection 6(e) are subject to any Option provisions governing the minimum number of shares as to which an Option may be exercised.
(f) Securities Law Compliance. The Company may require any Optionee, or any person to whom an Option is transferred under subsection 6(d), as a condition of exercising any such Option, (1) to give written assurances satisfactory to the Company as to the Optionee's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters, and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Option; and (2) to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the Option for such person's own account and not with any present intention of selling or otherwise distributing the stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if
(i) the issuance of the shares upon the exercise of the Option has been registered under a then currently effective registration statement under the Securities Act, or (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the stock.
(g) Termination of Employment or Relationship as a Director or Consultant. In the event an Optionee's Continuous Status as an Employee, Director or Consultant terminates (other than upon the Optionee's death or disability), the Optionee may exercise his or her Option (to the extent that the Optionee was entitled to exercise it at the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months after the termination of the Optionee's Continuous Status as an Employee, Director or Consultant (or such longer or shorter period specified in the Option Agreement) or
(ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionee does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.
(h) Disability of Optionee. In the event an Optionee's Continuous Status as an Employee, Director or Consultant terminates as a result of the Optionee's disability, the Optionee may exercise his or her Option (to the extent that the Optionee was entitled to exercise it at the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination (or such longer or shorter period specified in the Option Agreement), or
(ii) the expiration of the term of the Option as set forth in the Option Agreement. If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.
(i) Death of Optionee. In the event of the death of an Optionee during, or within a period specified in the Option after the termination of the Optionee's Continuous Status as an Employee, Director or Consultant, the Option may be exercised (to the extent the Optionee was entitled to exercise the Option at the date of death) by the Optionee's estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Optionee's death pursuant to subsection 6(d), but only within the period ending on the earlier of (i) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of such Option as set forth in the Option Agreement. If, at the time of death, the Optionee was not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.
(j) Early Exercise. The Option may, but need not, include a provision whereby the Optionee may elect at any time while an Employee, Director or Consultant to exercise the Option as to any part or all of the shares subject to the Option prior to the full vesting of the Option. Any unvested shares so purchased may be subject to a repurchase right in favor of the Company or to any other restriction the Board determines to be appropriate.
(k) Withholding. To the extent provided by the terms of an Option Agreement, the Optionee may satisfy any federal, state or local tax withholding obligation relating to the exercise of such Option by any of the following means or by a combination of such means: (1) tendering a cash payment; (2) authorizing the Company to withhold shares from the shares of the common stock otherwise issuable to the Optionee as a result of the exercise of the Option; or (3) delivering to the Company owned and unencumbered shares of the common stock of the Company.

7.  Covenants of the Company.

(a) During the terms of the Options, the Company shall keep available at all times the number of shares of stock required to satisfy such Options.
(b) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the Options; provided, however, that this undertaking shall not require the Company to register under the Securities Act either the Plan, any Option or any stock issued or issuable pursuant to any such Option. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such Options unless and until such authority is obtained.

8.  Use of Proceeds from Stock.

Proceeds from the sale of stock pursuant to Options shall constitute general funds of the Company.

9.  Miscellaneous.

(a) The Board shall have the power to accelerate the time at which an Option may first be exercised or the time during which an Option or any part thereof will vest pursuant to subsection 6(e), notwithstanding the provisions in the Option stating the time at which it may first be exercised or the time during which it will vest.
(b) Neither an Optionee nor any person to whom an Option is transferred under subsection 6(d) shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such Option unless and until such person has satisfied all requirements for exercise of the Option pursuant to its terms.
(c) Nothing in the Plan or any instrument executed or Option granted pursuant thereto shall confer upon any Employee, Director, Consultant or Optionee any right to continue in the employ of the Company or any Affiliate (or to continue acting as a Director or Consultant) or shall affect the right of the Company or any Affiliate to terminate the employment or relationship as a Director or Consultant of any Employee, Director, Consultant or Optionee with or without cause.
(d) To the extent that the aggregate Fair Market Value (determined at the time of grant) of stock with respect to which Incentive Stock Options granted are exercisable for the first time by any Optionee during any calendar year under all plans of the Company and its Affiliates exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.
(e) (1) The Board or the Committee shall have the authority to effect, at any time and from time to time (i) the repricing of any outstanding Options under the Plan and/or (ii) with the consent of the affected holders of Options, the cancellation of any outstanding Options and the grant in substitution therefor of new Options under the Plan covering the same or different numbers of shares of Common Stock, but having an exercise price per share not less than eighty-five percent (85%) of the Fair Market Value (one hundred percent (100%) of the Fair Market Value in the case of an Incentive Stock Option or, in the case of a ten percent (10%) stockholder (as defined in subsection 5(c)), not less than one hundred and ten percent (110%) of the Fair Market Value) per share of Common Stock on the new grant date.
     (2) Shares subject to an Option canceled under this subsection 9(e) shall continue to be counted against the maximum award of Options permitted to be granted pursuant to subsection 5(d) of the Plan. The repricing of an Option under this subsection 9(e), resulting in a reduction of the exercise price, shall be deemed to be a cancellation of the original Option and the grant of a substitute Option; in the event of such repricing, both the original and the substituted Options shall be counted against the maximum awards of Options permitted to be granted pursuant to subsection 5(d) of the Plan. The provisions of this subsection 9(e) shall be applicable only to the extent required by
Section 162(m) of the Code.

10.  Adjustments Upon Changes In Stock.

(a) If any change is made in the stock subject to the Plan, or subject to any Option (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Plan will be appropriately adjusted in the class(es) of securities and maximum number of shares subject to the Plan pursuant to subsection 4(a) and the maximum number of shares subject to award to any person during any calendar year pursuant to subsection 5(d), and the outstanding Options will be appropriately adjusted in the class(es) of securities and number of shares and price per share of stock subject to such outstanding Options.
(b) In the event of: (1) a dissolution, liquidation or sale of substantially all of the assets of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation; or
(3) a reverse merger in which the Company is the surviving corporation but the shares of the Company's common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then to the extent permitted by applicable law: (i) any surviving corporation shall assume any Options outstanding under the Plan or shall substitute similar Options for those outstanding under the Plan, or (ii) such Options shall continue in full force and effect. In the event any surviving corporation refuses to assume or continue such Options, or to substitute similar options for those outstanding under the Plan, then, with respect to Options held by persons then performing services as Employees, Directors or Consultants, then such Options shall be terminated if not exercised prior to such event; provided, however, that the time during which such Options may be exercised may, at the discretion of the Board, be accelerated and the Options terminated if not exercised prior to such event.

11.  Amendment Of The Plan And Options.

(a) The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 10 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary for the Plan to satisfy the requirements of Section 422 of the Code, Rule 16b-3 or any Nasdaq or securities exchange listing requirements.
(b) The Board may in its sole discretion submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations promulgated thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.
(c) It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide Optionees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.
(d) Rights and obligations under any Option granted before amendment of the Plan shall not be altered or impaired by any amendment of the Plan unless (i) the Company requests the consent of the person to whom the Option was granted and (ii) such person consents in writing.

12.  Termination or Suspension of the Plan.

(a) The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on September 11, 2005, which shall be within ten (10) years from the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier. No Options may be granted under the Plan while the Plan is suspended or after it is terminated.
(b) Rights and obligations under any Option granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except with the consent of the person to whom the Option was granted.

13.  Effective Date Of Plan.

The Plan shall become effective as determined by the Board, but no Options granted under the Plan shall be exercised unless and until the Plan has been approved by the stockholders of the Company.
Exhibit 99.2


                              LUMISYS INCORPORATED
               1995 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

                          ADOPTED ON AUGUST 16, 1995
               APPROVED BY STOCKHOLDERS ON OCTOBER 11, 1995
                ADJUSTED FOR 1:4 STOCK SPLIT NOVEMBER 1995
                  AMENDED BY THE BOARD MARCH 5, 1998
            AMENDMENTS APPROVED BY STOCKHOLDERS ON  JUNE 9, 1998
                   AMENDED BY THE BOARD APRIL 27, 1999
           AMENDMENTS APPROVED BY STOCKHOLDERS ON  June 17, 1999

                        TERMINATION:  AUGUST 15, 2005

1.  PURPOSE.

    (a) The purpose of the 1995 Non-Employee Directors' Stock Option Plan (the "Plan") is to provide a means by which each director of Lumisys Incorporated (the "Company") who is not otherwise an employee of the Company (including a compensated Chairman of the Board of the Company) or of any Affiliate of the Company (each such person being hereafter referred to as a "Non-Employee Director") will be given an opportunity to purchase stock of the Company.
    (b) The word "Affiliate" as used in the Plan means any parent corporation or subsidiary corporation of the Company as those terms are defined in Sections 424(e) and (f), respectively, of the Internal Revenue Code of 1986, as amended (the "Code").
    (c) The Company, by means of the Plan, seeks to retain the services of persons now serving as Non-Employee Directors of the Company, to secure and retain the services of persons capable of serving in such capacity, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

2.  ADMINISTRATION.

    (a) The Plan shall be administered by the Board of Directors of the Company (the "Board") unless and until the Board delegates administration to a committee, as provided in subparagraph 2(b).
    (b) The Board may delegate administration of the Plan to a committee composed of not fewer than two (2) members of the Board (the "Committee"). If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

3.  SHARES SUBJECT TO THE PLAN.
    (a) Subject to the provisions of paragraph 10 relating to adjustments upon changes in stock, the stock that may be sold pursuant to options to purchase shares of common stock of the Company granted under the Plan (hereinafter referred to singularly as an "Option" and collectively as "Options") shall not exceed in the aggregate five hundred sixty-two thousand five hundred (562,500) shares of the Company's common stock. If any Option granted under the Plan shall for any reason expire or otherwise terminate without having been exercised in full, the stock not purchased under such Option shall again become available for the Plan.
(b)	The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

4.  ELIGIBILITY.
Options shall be granted only to Non-Employee Directors of the Company.

5.  NON-DISCRETIONARY AND DISCRETIONARY GRANTS.
    (a) Each person who is, on and after April 27, 1999, elected or appointed for the first time to be a Non-Employee Director, shall automatically, upon the later of (i) date of such person's initial election or appointment to be a Non-Employee Director by the Board or stockholders of the Company and (ii) the annual meeting of stockholders held in 1999 at which the amendments to this Plan are approved, be granted an Option to purchase twenty-five thousand (25,000) shares of common stock of the Company (an "Initial Grant") on the terms and conditions set forth herein.
    (b) On the first anniversary of the Initial Grant, each Non-Employee Director who received an Initial Grant and who is still serving as a Non-Employee Director shall automatically be granted an additional Option to purchase twenty-five thousand (25,000) shares of common stock of the Company (an "Anniversary Grant") on the terms and conditions set forth herein.
    (c) From and after June 17, 1999, each Non-Employee Director shall be eligible to receive discretionary grants of Options (a "Discretionary Grant") as may be approved by the Board of Directors; provided, however, that any Non-Employee Director who has previously received an Initial Grant shall not be eligible to receive Discretionary Grants until on or after the second anniversary of such person's Initial Grant.

6.  OPTION PROVISIONS.
Each Option shall be subject to the following terms and
conditions:
    (a) The term of each Option commences on the date it is granted and, unless sooner terminated as set forth herein, expires on the date ("Expiration Date") ten (10) years from the date of grant. If the optionee's service as a Non-Employee Director of the Company terminates for any reason or for no reason, the Option shall terminate on the earlier of the Expiration Date or the date three (3) months following the date of termination of service; provided, however, that if such termination of service is due to the optionee's death, the Option shall terminate on the earlier of the Expiration Date or eighteen (18) months following the date of the optionee's death. In any and all circumstances, an Option may be exercised following termination of the optionee's service as a Non-Employee Director of the Company only as to that number of shares as to which it was exercisable on the date of termination of such service under the provisions of subparagraph 6(e).
    (b) The exercise price of each Option shall be one hundred percent (100%) of the fair market value of the stock subject to such Option on the date such Option is granted.
(c)	Payment of the exercise price of each Option is due in full in cash upon any exercise when the number of shares being purchased upon such exercise is less than one thousand (1,000) shares; but when the number of shares being purchased upon an exercise of an Option is one thousand (1,000) or more shares, the optionee may elect to make payment of the exercise price under one of the following alternatives:
        (i) Payment of the exercise price per share in cash at the time of exercise; or
        (ii) Provided that at the time of the exercise the Company's common stock is publicly traded and quoted regularly in the Wall Street Journal, payment by delivery of shares of common stock of the Company already owned by the optionee, held for the period required to avoid a charge to the Company's reported earnings, and owned free and clear of any liens, claims, encumbrances or security interest, which common stock shall be valued at its fair market value on the date preceding the date of exercise; or
        (iii) Payment by a combination of the methods of payment specified in subparagraph 6(c)(i) and 6(c)(ii) above.
Notwithstanding the foregoing, an Option may be exercised pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board which results in the receipt of cash (or check) by the Company prior to the issuance of shares of the Company's common stock.
    (d) An Option shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom the Option is granted only by such person or by such person's guardian or legal representative. The person to whom the Option is granted may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionee, shall thereafter be entitled to exercise the Option.
    (e) Each Initial Grant and Anniversary Grant shall be fully vested and exercisable upon grant. Each Discretionary Grant shall become vested and exercisable as determined by the Board or the Committee. Each Option granted prior to April 27, 1999 shall become vested and exercisable in accordance with the terms of the Plan as in effect on the date of grant of such Option.
    (f) The Company may require any optionee, or any person to whom an Option is transferred under subparagraph 6(d), as a condition of exercising any such
Option: (i) to give written assurances satisfactory to the Company as to the optionee's knowledge and experience in financial and business matters; and
(ii) to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the Option for such person's own account and not with any present intention of selling or otherwise distributing the stock. These requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares upon the exercise of the Option has been registered under a then-currently-effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), or (ii), as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then-applicable securities laws.
    (g) Notwithstanding anything to the contrary contained herein, an Option may not be exercised unless the shares issuable upon exercise of such Option are then registered under the Securities Act or, if such shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act.

7.  COVENANTS OF THE COMPANY.
    (a) During the terms of the Options granted under the Plan, the Company shall keep available at all times the number of shares of stock required to satisfy such Options.
    (b) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the Options granted under the Plan; provided, however, that this undertaking shall not require the Company to register under the Securities Act either the Plan, any Option granted under the Plan, or any stock issued or issuable pursuant to any such Option. If, after reasonable efforts, the Company is unable to obtain from the applicable regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such Options.

8.  USE OF PROCEEDS FROM STOCK.
Proceeds from the sale of stock pursuant to Options granted under the Plan shall constitute general funds of the Company.

9.  MISCELLANEOUS.
    (a) Neither an optionee nor any person to whom an Option is transferred under subparagraph 6(d) shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such Option unless and until such person has satisfied all requirements for exercise of the Option pursuant to its terms.
    (b) Nothing in the Plan or in any instrument executed pursuant thereto shall confer upon any Non-Employee Director any right to continue in the service of the Company or any Affiliate or shall affect any right of the Company, its Board or stockholders or any Affiliate to terminate the service of any Non-Employee Director with or without cause.
    (c) No Non-Employee Director, individually or as a member of a group, and no beneficiary or other person claiming under or through such Non-Employee Director, shall have any right, title or interest in or to any Option reserved for the purposes of the Plan except as to such shares of common stock, if any, as shall have been reserved for such Non-Employee Director pursuant to an Option granted to him or her.
    (d) In connection with each Option made pursuant to the Plan, it shall be a condition precedent to the Company's obligation to issue or transfer shares to a Non-Employee Director, or to evidence the removal of any restrictions on transfer, that such Non-Employee Director make arrangements satisfactory to the Company to insure that the amount of any federal or other withholding tax required to be withheld with respect to such sale or transfer, or such removal or lapse, is made available to the Company for timely payment of such tax.
    (e) As used in this Plan, fair market value means, as of any date, the value of the Common Stock of the Company determined as follows:
        (i) If the common stock is listed on any established stock exchange or a national market system, including without limitation the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation ("Nasdaq") System, the Fair Market Value of a share of common stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in common stock) on the last market trading day prior to the day of determination, as reported in the Wall Street Journal or such other source as the Board deems reliable;
        (ii) If the common stock is quoted on the Nasdaq System (but not on the National Market System thereof) or is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a share of common stock shall be the mean between the bid and asked prices for the common stock on the last market trading day prior to the day of determination, as reported in the Wall Street Journal or such other source as the Board deems reliable;
        (iii) In the absence of an established market for the common stock, the Fair Market Value shall be determined in good faith by the Board.

10.  ADJUSTMENTS UPON CHANGES IN STOCK.
    (a) If any change is made in the stock subject to the Plan, or subject to any Option granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Plan and the Options outstanding under the Plan will be appropriately adjusted in the types of securities and the maximum number of shares subject to the Plan and the types of securities and the number of shares and price per share of stock subject to outstanding Options.
    (b) In the event of: (1) a merger or consolidation in which the Company is not the surviving corporation (other than a merger into a wholly owned subsidiary; (2) a reverse merger in which the Company is the surviving corporation but the shares of the Company's common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (3) any other capital reorganization in which more than fifty percent (50%) of the shares of the Company entitled to vote are exchanged, the time during which Options outstanding under the Plan may be exercised shall be accelerated and the Options terminated if not exercised prior to such event.

11.  AMENDMENT OF THE PLAN.
    (a) The Board at any time, and from time to time, may amend the Plan. Except as provided in paragraph 10 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company within twelve (12) months before or after the adoption of the amendment, if such amendment requires stockholder approval in order for the Plan to comply with the requirements of Rule 16b-3 promulgated under the Exchange Act or any Nasdaq or securities exchange listing requirements.
    (b) Rights and obligations under any Option granted before any amendment of the Plan shall not be altered or impaired by such amendment of the Plan unless (i) the Company requests the consent of the person to whom the Option was granted and (ii) such person consents in writing.

12.  TERMINATION OR SUSPENSION OF THE PLAN.
    (a) The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on August 15, 2005. No Options may be granted under the Plan while the Plan is suspended or after it is terminated.
    (b) Rights and obligations under any Option granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except with the consent of the person to whom the Option was granted.
(c)	The Plan shall terminate upon the occurrence of any of the events described in Section 10(b) above.

13.  EFFECTIVE DATE OF PLAN; CONDITIONS OF EXERCISE.
    (a) The Plan and any amendments thereto shall become effective upon adoption by the Board of Directors, subject to the condition subsequent that the Plan and those amendments requiring stockholder approval are approved by the stockholders of the Company.
    (b) No Option granted under the Plan shall be exercised or exercisable unless and until the condition of subparagraph 13(a) above has been met.